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Exhibit 32.2

Certification of Chief Financial Officer

        I, Clyde R. Hosein, Chief Financial Officer of Integrated Device Technology, Inc. (the "Company"), pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. § 1350, certify to my knowledge that:

            (i)  the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 28, 2003 (the "Report") fully complies with the requirements of Section 13a of the Securities Exchange Act of 1934, as amended; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 5, 2004	/s/ CLYDE R. HOSEIN Clyde R. Hosein Chief Financial Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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  Exhibit 32.2
Certification of Chief Financial Officer